U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 23, 2006

AURA SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-17249	95-4106894
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

2330 Utah Avenue, El Segundo, California 90245
(Address of principal executive offices) (Zip Code)

(310)-643-5300
Issuer’s telephone number

2335 Alaska Avenue, El Segundo, California 90245
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant’s Certifying Accountant.

On May 23, 2006, Moore Stephens Wurth Frazer and Torbet, LLP (“Moore Stephens”) were terminated as Aura Systems, Inc.’s (the “Company”) principal independent auditor, effective as of such date. On May 23, 2006, the Company appointed Hamid & Kabani & Company, Inc., (“Hamid & Kabani”) as the principal independent auditor of the Company, effective as of such date. The termination of Moore Stephens and the appointment of Hamid & Kabani were approved by the Company’s Audit Committee.

There were no reports issued by Moore Stephens. The Company has authorized Moore Stephens to respond fully to questions of its successor independent auditors.

There were no disagreements with Moore Stephens through the date of termination on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which if not resolved to the satisfaction of Moore Stephens would have caused Moore Stephens to make reference to the matter in a report.

The Company has requested Moore Stephens to furnish it a letter addressed to the SEC stating whether it agrees with the above statements. A copy of that letter, dated May 26, 2006 is filed as Exhibit 16.1 to this Report.

Item 9.01.    Exhibits

16.1	Letter of Moore Stephens Wurth Frazer and Torbet, LLP dated May 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

AURA SYSTEMS, INC. (Registrant)

Date: May 30, 2006	By:	/s/ Melvin Gagerman
Melvin Gagerman
Chairman and Chief Financial Officer